UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2020

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Oil Fund, LP	USO	NYSE Arca, Inc.

Item 8.01. Other Events

On April 22, 2020, a press release was issued announcing a one-for-eight reverse split of the shares of the United States Oil Fund, LP (the “Registrant”). The reverse share split will take place at the close of trading on April 28, 2020 and will be effective on April 29, 2020. The reverse share split will increase the price per share of the Registrant with a proportionate decrease in the number of shares outstanding. As a result of the reverse share split, every eight pre-split shares will result in the receipt of one post-split share, which will be priced eight times higher than the net asset value of a pre-split share. Shareholders of the Registrant otherwise entitled to fractional shares as a result of the reverse share split will receive cash in lieu of such fractional shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number  Description

99.1         Press release dated April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: April 22, 2020	By:	/s/ John Love
Name: John P. Love
Title: President (Principal Executive Officer)